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                                                                     Exhibit 1.1

                            157,000 - 329,000 SHARES

                          NORTHERN STAR FINANCIAL, INC.

                                  COMMON STOCK

                                AGENCY AGREEMENT



                             _________________, 1998


BANC STOCK FINANCIAL SERVICES, INC.
1105 Schrock Road, Suite 437
Columbus, Ohio 43229

ATTN: MR. ANTHONY J. REILLY
      PRESIDENT

Dear Sirs:

         Northern Star Financial, Inc., a Minnesota corporation (the "Company"), proposes to issue and sell a minimum of 157,000 and a maximum of 329,000 shares of Common Stock, $0.01 par value per share (the "Common Stock") of the Company (the "Shares").

         The Company will be offering its common stock pursuant to an SB-1 registered offering. The Shares will be offered to the public by the Company at a price of $10.00 per share (the "Offering"). The purpose of this Agreement is to set forth the understanding of the parties relating to the right of Banc Stock Financial Services, Inc., an Ohio corporation ("Banc Stock") to participate in the sale of the Shares as the underwriter exercising its best efforts to sell the Shares.

         SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with Banc Stock that:

         (a) A registration statement on Form SB-1 (File No. 333-__________) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the applicable rules and regulations (the "1933 Act Regulations") of the Securities and Exchange Commission (the "Commission"), and has been filed with the Commission; and such amendments to such registration statement as may have been required prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Such registration statement went effective with the
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Commission on ______________________, 1998. Copies of such registration statement and amendment or amendments of each related preliminary prospectus, and the exhibits, financial statements and schedules, as finally amended and revised, have been delivered to you.

         The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement became effective and, in the event any post-effective amendment thereto becomes effective prior to the closing of the Offering, shall also mean such registration statement as so amended. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations or, if no filing pursuant to Rule 424(b) of the 1933 Act Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such Registration Statement becomes effective.

         (b) When the Registration Statement became effective, when the Prospectus was first filed pursuant to Rule 424(b) of the 1933 Act Regulations, when any amendment to the Registration Statement becomes effective, and when any supplement to the Prospectus is filed with the Commission, (i) the Registration Statement, the Prospectus and any amendments thereof and supplements thereto will conform in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations, and (ii) neither the Registration Statement, the Prospectus nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Banc Stock expressly for use in the Registration Statement.

         (c) Each of the Company and its subsidiary, Northern Star Bank (the "Bank"), has been duly incorporated and is validly existing as a corporation, or banking corporation, as applicable, in good standing under the laws of the state of Minnesota with all requisite corporate power and authority to own, lease and operate its properties and the properties it proposes to own, lease and operate as described in the Registration Statement and the Prospectus and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus. Neither the Company nor the Bank have any properties or conduct any business outside of the State of Minnesota which would require either of them to be qualified as a foreign corporation or bank, as the case may be, in any jurisdiction outside of Minnesota. Neither the Company nor the Bank has any directly or indirectly held subsidiary other than the Bank. The Company has all power, authority, authorizations, approvals, consents, orders, licenses, certificates and permits needed to enter into, deliver and perform this Agreement and to issue and sell the Shares.

         (d) The Company has full legal right, power and authority to enter into this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the

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transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors, rights, or by general equity principles and except to the extent the indemnification provisions set forth in Section 0 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

         (e) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby, has been made or obtained and is in full force and effect.

         (f) Neither the issuance, sale and delivery by the Company of the Shares, nor the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under, the articles of incorporation, by-laws of the Company; any indenture, mortgage, deed of trust, loan agreement, note, bond or other agreement or instrument to which the Company, is a party or to which it, any of its properties or other assets; or any applicable statute, law, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company or its property; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company.

         (g) The Shares to be issued and sold hereunder have been validly authorized by the Company. When issued and delivered against payment therefor, the Shares will be duly and validly issued, fully paid and non-assessable. No preemptive rights of shareholders exist with respect to any of the Shares. No person or entity holds a right to require or participate in the registration under the 1933 Act of the Shares pursuant to the Registration Statement; and, except as set forth in the Prospectus, no person holds a right to require registration under the 1933 Act of any shares of Common Stock of the Company at any other time. No person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. The form of certificates evidencing the Shares complies with all applicable requirements of Minnesota law.

         (h) The Common Stock purchase warrants to be issued to Banc Stock (the "Warrants") and the Common Stock to be issued upon exercise of the Warrants are duly authorized, and the Common Stock when issued and delivered pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights of any security holder of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Shares gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock, except as

                                      -3-
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described in the Registration Statement.

         (i) This Agreement has been duly and validly authorized, executed and delivered by the Company. The Company has full power and lawful authority to issue and sell the shares of Common Stock to be sold by it upon exercise of the Warrants (the "Warrant Shares") on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Warrant Shares or the Warrants, except such as may be required under the 1933 Act or state securities laws.

         (j) Ten (10) shares of the Company's Common Stock are issued and outstanding. The Company has no other issued and outstanding capital stock. The Company's authorized capitalization is as set forth in the Prospectus under the caption "DESCRIPTION OF THE COMPANY'S CAPITAL STOCK." Upon issuance, sale, and delivery thereof against payment therefor pursuant to the subscription agreement, all of the capital stock of the Bank will be duly authorized and validly issued, fully paid and nonassessable and will be owned by the Company free and clear of all liens, encumbrances and security interests. There is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or the Bank or any security convertible into or exchangeable for stock of the Company or the Bank, except for the Warrants and the stock options described in the Registration Statement (the "Stock Options").

         (k) The financial statements of the Company in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods specified. The financial statement schedule included in the Registration Statement and the amounts in the Prospectus under the caption "Prospectus Summary" fairly presents the information shown therein and has been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus. No other financial statements or schedules are required by Form SB-1 or otherwise to be included in the Registration Statement or the Prospectus. The unaudited pro forma combined financial information (including the related notes) included in the Prospectus complies as to form in all material respects to the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company the pro forma financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

         (l) Bertram Cooper & Co., LLP, who have examined and are reporting upon the audited financial statements and schedules included in the Registration Statement, are, and were during the periods covered by their Reports included in the Registration Statement and the

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Prospectus, independent public accountants, as required by the 1933 Act and the
1933 Act Regulations.

         (m) The Company has not sustained any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material adverse change, or any development which could reasonably be seen as involving a prospective material adverse change, in or affecting the business prospects, properties, assets, results of operations or condition (financial or other) of the Company, (ii) any liability or obligation, direct or contingent, incurred or undertaken by the Company, which is material to the business or condition (financial or other) of the Company,
(iii) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock of the Company, (iv) any material change in the capital stock of the Company, or (v) any transaction that is material to the Company except as otherwise disclosed in the Registration Statement and the Prospectus.

         (n) Neither the Company nor the Bank is in violation of its articles of incorporation or charter, as applicable, or by-laws, and no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, term, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it or any of its properties is subject. Neither the Company nor the Bank is in violation of, or in default with respect to, any statute, law, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as is in the aggregate does not now have and will not in the future have a material adverse effect on the respective financial positions, results of operations or businesses of the Company or the Bank.

         (o) Except as described in the Prospectus, there is not pending or, to the best knowledge of the Company after reasonable investigation, threatened any action, suit, proceeding, inquiry or investigation against the Company, its officers and directors or to which the properties, assets or rights of the Company are subject, before or brought by any court or governmental agency or body or board of arbitrators, which could result in any material adverse change in the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company.

         (p) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the

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Registration Statement which are not described or filed as required. To the best knowledge of the Company, there are no statutes or regulations applicable to the Company or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein. All agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and by general equitable principles.

         (q) Each of the Company and the Bank owns, possesses or has obtained all material permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities as are necessary to own or lease, as the case may be, and to operate their properties and to carry on their businesses as presently conducted, or as contemplated in the Prospectus to be conducted, and neither the Company nor the Bank has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

         (r) The Company owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle it to conduct its business now, and as proposed to be conducted or operated as described in the Prospectus, and the Company has not received notice of infringement or of conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect its business, prospects, properties, assets, results of operation or condition (financial or otherwise).

         (s) To the best of the Company's knowledge, the Company's systems of internal accounting controls taken as a whole are sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements; and, to the best of the Company's knowledge, neither the Company, nor any employee or agent thereof, has made any payment of funds of the Company or received or retained any funds and no funds of the Company have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

         (t) The Company has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company, nor does the Company know of any tax deficiency which is likely to be asserted against the Company which if determined adversely to the Company, could materially adversely

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affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company.

         (u) The Company maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its business consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

         (v) The Company and its officers, directors or affiliates have not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in or constitute the stabilization or manipulation of any security of the Company or to facilitate the sale or resale of the Shares in violation of any law, rule or regulation.

         (w) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

         (x) Except as otherwise disclosed in the Prospectus, the Company has not authorized or conducted nor has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company (the "Real Property") except as in material compliance with applicable laws; to the knowledge of the Company, the Real Property and the Company's operations with respect to the Real Property are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and the Company has, and is in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws. Except as otherwise disclosed in the Prospectus, the Company has not received any written or oral notice from any governmental entity or any other person and there is no pending or threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company; alleges that the Company is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. S 9601, et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or, alleges that the Company is liable for any contamination of the

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environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials whether arising under the Environmental Laws, common law principles or other legal standards.

         (y) The Company will not become as a result of the transactions contemplated hereby or will not conduct its business in a manner in which it would become, "an investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (z) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, that is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not adequately described.

         (aa) All offers and sales by the Company of the Company's securities prior to the date hereof were at all relevant times duly registered under or exempt from the registration requirements of the 1933 Act and were duly registered in accordance with or the subject of an available exemption from registration under the applicable blue sky laws. The Company has not effected any sales of securities that would be required to be disclosed in response to
Item 701 of Regulation S-B that are not disclosed in the Registration Statement.

         (bb) The application for permission to organize the Bank (the "DOC Application") was approved by the Department of Commerce for the State of Minnesota, (the "DOC") on _____________, 1998, pursuant to Order No. ____________________ (the "DOC Order)." All conditions contained in the DOC Order required to be satisfied before the date of this Agreement have been satisfied. The application to the Federal Deposit Insurance Corporation (the "FDIC") to become an insured depository institution under the provisions of the Federal Deposit Insurance Act (the "FDIC Application") was approved by order of the FDIC dated ___________________, 1998 (the "FDIC Order"), subject to certain conditions specified in the Order. All conditions contained in the FDIC Order required to be satisfied before the date of this Agreement have been satisfied. The Company's application to become a bank holding company and acquire all issued capital stock of the Bank (the "Bank Holding Company Application") under the Bank Holding Company Act of 1956, as amended, was approved on _______________, 1998 (the "Federal Reserve Board Approval"), subject to certain conditions specified in the Federal Reserve Board Approval. All conditions in the Federal Reserve Board Approval required to be satisfied before the date of this Agreement have been satisfied. Each of the DOC Application, FDIC Application, and Bank Holding Company Application, at the time of their respective filings, contained all required information and such information was complete and accurate in all material respects. Other than the remaining conditions to be fulfilled under the DOC Order, FDIC Order and the Federal Reserve Board Approval specified above, no authorization, approval, consent, order, license, certificate or permit of and from any federal, state, or local

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governmental or regulatory official, body, or tribunal, is required for the
Company or the Bank to commence and conduct their respective businesses and own their respective properties as described in the Prospectus, except such authorizations, approvals, consents, orders, licenses, certificates, or permits as are not material to the commencement or conduct of their respective businesses or to the ownership of their respective properties.

         Any certificate signed by any officer of the Company on behalf of the Company and delivered to Banc Stock shall be deemed a representation and warranty of the Company as to the matters covered thereby.

         SECTION 2. CERTAIN COVENANTS OF THE COMPANY. The Company covenants and agrees with Banc Stock as follows:

         (a) The Company will use its best efforts to cause the Registration Statement to become effective (if not yet effective at the date and time that this Agreement is executed and delivered by the parties hereto). The Company will notify you immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible moment.

         (b) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement to the Prospectus if you shall not have previously been advised and furnished a copy thereof a reasonable time prior to the proposed filing, or if you or your counsel reasonably object to such amendment or supplement.

         (c) The Company will deliver to you, at the Company's expense, from time to time as requested, such number of copies of the Prospectus (as supplemented or amended) as you may reasonably request. If the delivery of a Prospectus is required at any time prior to the expiration of nine (9) months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered not misleading, or, if for any reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the 1933 Act, the Company will notify you and upon your request prepare and furnish without charge to you and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

         (d) The Company will use its best efforts to qualify the Shares for offering and sale under the applicable securities laws of those states listed on Exhibit D to this Agreement and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Shares. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

         (e) The Company will make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the "effective date of the Registration Statement" (as defined in Rule 158(c) of the 1933 Act Regulations), an earnings statement complying with the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder and covering a period of at least twelve (12) months beginning after the effective date of the Registration Statement.

         (f) The Company will furnish to its security holders of record, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year. During a period of five (5) years after the date hereof, the Company will furnish to you: (i) concurrently with furnishing such reports to its security holders, statements of operations of the Company for each of the first three (3) quarters in the form furnished to the Company's security holders; (ii) concurrently with furnishing to its security holders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of cash flows and of security holders, equity of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent public accountants; (iii) as soon as they are available, copies of all reports (financial or otherwise) mailed to security holders; (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD; (v) every material press release in respect of the Company or its affairs which is released or prepared by the Company, and (vi) any additional information of a public nature concerning the Company or its business that you may reasonably request. During such five (5)-year period, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company are consolidated with any subsidiaries, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

         (g) Except as contemplated by or described in the Prospectus, for a period of one year from the date hereof, the Company and each of its executive officers and directors will not, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock or securities convertible into Common Stock. The Company has obtained from all of its executive officers and directors their written agreement that for a period of one (1) year from the closing of the Offering, they will not offer to sell, sell, transfer, contract to sell, or grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock), except for (1) the exercise of stock options under the Stock Option Plan or (2) gifts of Common Stock (or other securities) to a donee or donees who agree in writing to be bound by this clause

         (h) The Company will use its best efforts to arrange to have its shares quoted on the OTC Bulletin Board.

         (i) The Company is familiar with the Investment Company Act and the rules and regulations thereunder, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner so as to ensure that the Company was not and will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act.

         (j) The Company will not, and will use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the distribution of the Shares contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company which, in any such case, is in violation of any law, rule or regulation.

         (k) The Company will file timely and accurate reports on Form SR with the Commission in accordance with Rule 463 of the 1933 Act Regulations or any successor provision.

         (l) Prior to the closing of the Offering, the Company will not, and will use its best efforts to cause any affiliate of the Company not to issue a press release or other official communication directly or indirectly, nor hold a press conference with respect to the Company or with respect to the financial condition, results of operations, business, properties, assets or liabilities of the Company, or the offering of the Shares, without your prior written input within 72 hours which consent shall not be unreasonably withheld.

         (m) The Company will notify you promptly of any material adverse change affecting any of its representations, warranties, agreements and indemnities herein at any time prior to the closing of the Offering and take such steps as may be reasonably requested by you either to remedy or publicize the same, or both.

         (n) The Company will reserve and keep available that maximum number of its authorized but unissued shares of Common Stock which are issuable upon exercise of the

Warrants outstanding from time to time. The Warrants will be substantially in the form attached hereto as Exhibit A.

         (o) For a period of five (5) years from the Effective Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit and without issuing any opinion thereon) the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly report and the mailing of quarterly financial information to Stockholders.

         (p) As promptly as practicable after the closing of the Offering, the Company will prepare, at its own expense, hard cover "bound volumes" relating to the Offering, and will distribute such volumes to the individuals designated by you.

         (q) The Company shall acquire all of the Bank's outstanding capital stock, free and clear of all liens, encumbrances, or other claims or restrictions whatsoever, for not less than $1,570,000 from the proceeds of the Offering and, in all other material respects, apply the net proceeds from the Offering in the manner set forth under "Use of Proceeds" in the Prospectus.

         (r) The Company shall cause the proper submission of such certificates and notices necessary, and shall in all other respects use reasonable efforts, to comply with the requirements of, and satisfy the conditions of, the DOC Order, the FDIC Order and the Federal Reserve Board Approval, which are required to be complied with prior to the Bank commencing the business of banking.

         (s) For a period of one (1) year from the date of this Agreement, the Company will provide Banc Stock with a right of first refusal to serve as a managing underwriter on any public or private financing (debt or equity), or act as an advisor on any merger, business combination, recapitalization or sale of some or all of the equity or assets of the Company (collectively, the "future services"). In the event Banc Stock is engaged by the Company to provide such future services, Banc Stock will be compensated as is reasonable and customary within the industry.

         SECTION 3. ENGAGEMENT, COMPENSATION AND PAYMENT OF EXPENSES.

         (a)   (i)  Subject to the terms and conditions of this Agreement, the
                    Company hereby engages Banc Stock from the date hereof until __________, 1998, on a "best efforts" basis, as the Company's exclusive agent in connection with the sale of a minimum of 157,000 Shares up to a maximum of 329,000 Shares. Each of Banc Stock and the Company agree to comply with the terms of that certain Escrow Agreement (the "Escrow Agreement") by and among the Company, Banc Stock, and United Bankers Bank (the "Escrow Agent") dated _________, 1998. (The Escrow Agreement is attached hereto as Exhibit B and is incorporated herein by this reference.) The minimum amount of each sale shall be 100 Shares. The maximum amount of any sale shall not exceed 4.9% of the total number of Shares sold in the Offering.

               (ii) The price at which Banc Stock shall sell the Shares, as agent for the Company, shall be $10.00 per share, and, except with respect to the Company Directed Shares (as defined hereinbelow), the Company shall pay to Banc Stock a commission of $0.65 per share. The Company shall pay to Banc Stock a commission of $0.55 per share for each Company Directed Share (up to a maximum of 100,000 shares). All subscriptions shall be subject to Banc Stock's acceptance, and Banc Stock shall have the right in its sole discretion to accept or reject any subscription, and to allocate Shares among subscribers. Banc Stock may form a group of securities dealers (the "Selected Dealers") pursuant to a Selected Dealer Agreement to find subscribers for the Shares. However, failure to engage any Selected Dealers shall not constitute a failure to discharge its duties under this Agreement. The allocation of Shares among Banc Stock and the Selected Dealers shall be made by Banc Stock. "Company Directed Shares" means those Shares subscribed to by the persons listed on Exhibit C to this Agreement.

               (iii) The Company shall deliver certificates representing the
                    Shares to shareholders of the Company as soon as practicable after the distribution of the escrowed funds in accordance with the terms of the Escrow Agreement, and thereafter, as soon as practicable after acceptance of any subscription.

               (iv) Banc Stock shall use its best efforts to assist the Company in making sales of the Shares pursuant to the Offering. Banc Stock makes no representations as to the amount of Shares it will be able to sell. There is no firm commitment to sell any certain amount of the Shares by Banc Stock. In the event that the minimum 157,000 Shares are not subscribed and paid for by the "Expiration Date" as such term is defined in the Prospectus, this Agreement shall automatically be terminated and the proceeds received from the subscriptions distributed in accordance with the terms of the Escrow Agreement.

               (v) Banc Stock will only offer the Shares in those states listed on Exhibit D to this Agreement.

         (b) Banc Stock shall offer the Shares pursuant to the Prospectus.

         (c) As an incentive for Banc Stock to perform its services in a timely manner,

Warrants shall be issued to Banc Stock or its designees as described in Section 0 hereof.

         (d) The Company will pay and bear all costs, fees and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to you, (ii) the preparation of any Selected Dealers Agreement, the certificates representing the Shares, the Blue Sky Memoranda and any instruments relating to any of the foregoing, (iii) the issuance and delivery of the Shares to the purchasers, including any transfer taxes payable upon the sale of the Shares, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Shares under the applicable securities laws in accordance with Section 0 of this Agreement and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and fees and disbursements of your counsel in connection therewith and in connection with the Blue Sky Memoranda, (vi) all costs, fees and expenses in connection with the application for quotation of the Shares on the OTC Bulletin Board, (vii) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares reasonably determined by you to be necessary or desirable to effect the sale of the Shares to the public, (viii) Banc Stock's out-of-pocket expenses (up to a maximum of $15,000) and legal fees (up to a maximum of $20,000), (ix) costs and expenses incident to the performance of the Company's obligations under the Escrow Agreement, and (x) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this section.

         SECTION 4. OPINION OF COUNSEL AND OTHER CONDITIONS.

         As a condition to the performance of your duties and obligations hereunder, you shall have received a favorable opinion of Fredrickson & Byron, P.A. counsel for the Company in form and substance satisfactory to counsel for you, to the effect that:

         (a) Each of the Company and its subsidiary, Northern Star Bank, has been duly incorporated and is validly existing as a corporation, or banking corporation, as applicable, in good standing under the laws of the State of Minnesota with all requisite corporate power and authority to own, lease and operate its properties and the properties it proposes to own, lease and operate as described in the Registration Statement and the Prospectus and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus. To the best of such counsel's knowledge after due inquiry and reasonable investigation, there are no other jurisdictions in which the ownership or leasing of the Company's or Bank's properties or the nature or conduct of their businesses as now conducted or proposed to be conducted as described in the Registration Statement and the Prospectus requires such qualification, except where the failure to do so would not have a material adverse effect on the Company. To such counsel's best knowledge after due inquiry and reasonable investigation, neither the Company or the Bank owns or controls, directly or indirectly, any corporation, association or other entity (except for the Bank in the case of the Company).

         (b) The Company has full legal right, power and authority to enter into, deliver and perform this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and by general equity principles and except to the extent that enforcement of the indemnification provisions set forth in Section 0 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

         (c) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares and the execution, delivery and performance of this Agreement has been made or obtained and is in full force and effect.

         (d) Neither the issuance, sale and delivery by the Company of the Shares to purchasers thereof, nor the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby or thereby by the Company will violate any of the terms and provisions of, or constitute a default under, any of the articles of incorporation or by-laws of the Company, or, to such counsel's best knowledge after due inquiry and reasonable investigation, under any material indenture, mortgage, trust, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company is a party or to which any of its properties or other assets is subject; or, to such counsel's best knowledge after due inquiry and reasonable investigation, violate any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body; or, to such counsel's best knowledge after due inquiry and reasonable investigation, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing.

         (e) The description of the Company's authorized capital stock contained in the Registration Statement and the Prospectus under the caption "Description of the Company's Capital Stock" meets the requirements of Item 12 of Form SB-1 under the 1933 Act, and the Common Stock conforms in all material respects as to legal matters to the description thereof contained in the Registration Statement and the Prospectus.

         (f) The Warrants and the Shares to be issued pursuant to the Offering have been validly authorized by the Company. When issued and delivered, the Shares and Warrant Shares will be validly issued, fully paid and nonassessable. No preemptive rights of shareholders exist with respect to any of the Shares. To such counsel's best knowledge after due inquiry and reasonable investigation, no person or entity holds a right to require or participate in the registration under the 1933 Act of the Shares pursuant to the Registration Statement; and, except as set forth in the Prospectus, no person holds a right to require registration under the 1933 Act of any shares of Common Stock of the Company at any other time. To such counsel's best knowledge after due inquiry and reasonable investigation, no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. The form of certificates evidencing the Shares comply with all applicable requirements of Minnesota law.

         (g) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Description of the Company's Capital Stock" as of the date therein. At the date of this Agreement, the Company has ten (10) issued and outstanding shares of capital stock, all of which are Common Stock. The Common Stock conforms in all material respects to the description of the Common Stock contained in the Prospectus. To the best knowledge of such counsel after due inquiry and reasonable investigation, except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

         (h) To the best knowledge of such counsel after due inquiry and reasonable investigation, neither the Company nor the Bank is in violation of its articles of incorporation or charter, as applicable, or by-laws, and no material default exists and no event has occurred which, with notice or after the lapse of time to cure or both, would constitute a material default in the due performance and observance of any obligation, agreement, term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to such counsel to which any such entity is a party or by which any such entity or any of its properties is subject. To the best knowledge of such counsel after due inquiry and reasonable investigation, neither the Company nor the Bank is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as in the aggregate does not now have and will not in the future have a material adverse effect on the financial position, results of operations or business of each such entity, respectively.

         (i) To such counsel's best knowledge after due inquiry and reasonable investigation and except as described in the Prospectus, there is not pending or threatened, any action, suit, proceeding, inquiry or investigation against the Company or any of its officers and directors or to which the properties, assets or rights of the Company or such persons are subject, which, if determined adversely to the Company or any such persons, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of any such entity, respectively.

         (j) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown and there are no contracts, leases or other documents known to such counsel of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. There are no statutes or regulations applicable to the Company or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company, known to such counsel, of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein. To such counsel's best knowledge after due inquiry and reasonable justification, all agreements between the Company, and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         (k) The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated under the 1933 Act. Other than financial statements and other financial and operating data and schedules contained therein, as to which counsel need express no opinion, the Registration Statement, the Prospectus and any amendment or supplement thereto, conform as to form in all material respects with the requirements of Form SB-1 under the 1933 Act Regulations.

         (l) The Registration Statement, or any further amendment thereto made prior to the date hereof, on its effective date, contained or contains no untrue statement of a material fact and did not omitted or does not omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, or neither the Prospectus nor any amendment or supplement thereto, as of its issue date, contained or contains any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements and related schedules and other financial data contained in the Registration Statement, any amendment thereto, or the Prospectus, or any amendment or supplement thereto).

         (m) The Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act.

         (n) The descriptions in the Prospectus of statutes, regulations, legal or governmental proceedings are accurate and present fairly a summary of the information required to be shown under the 1933 Act and the 1933 Act Regulations. The information in the Prospectus under the caption "Shares Eligible for Future Sale," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel, is correct and presents fairly the information required to be disclosed therein under the 1933 Act and the 1933 Act Regulations.

         (o) To such counsel's best knowledge after due inquiry and reasonable investigation, no relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, that is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not adequately described.

         (p) All sales by the Company of the Company's securities prior to the date hereof were at all relevant times duly registered under or effected in a manner which was exempt from the registration requirements of the 1933 Act and were duly registered in accordance with or the subject of an available exemption from the registration requirements of the applicable blue sky laws. The Company has not effected any sales of securities that would be required to be disclosed in response to Item 701 of Regulation S-B that are not disclosed in the Registration Statement.

         In rendering the foregoing opinion, such counsel may rely on the following:

               (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel familiar with the applicable laws,

               (ii) as to matters of fact, to the extent they deem appropriate, on certificates of responsible officers of the Company and certificates or other written statements of officers or departments of various jurisdictions having custody of documents respecting the existence or good standing of the Company provided that copies of all such opinions, statements or certificates shall be delivered to your counsel. The opinion of counsel for the Company shall state that the opinion of any other counsel, or certificate or written statement, on which such counsel is relying is in form satisfactory to such counsel and that you and they are justified in relying thereon.

         SECTION 5. WARRANTS. The Company will issue one (1) warrant certificate (a "Certificate") in favor of Banc Stock in the amount of 10,000 Warrants substantially in the form attached hereto as Exhibit A. Each Warrant entitles the holder thereof to purchase one (1) fully paid and nonassessable share of Common Stock of the Company at any time from _________________, 1998 through ____________________,2003. With regard to the Warrants, the parties agree as follows:

         (a) Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance and delivery of the shares upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrant or any shares in any name other than that of Banc Stock, which transfer taxes shall be paid by the holder thereof.

         (b) Compliance with Securities Laws. The Warrants and the shares issuable upon the exercise of the Warrants have not been and will not be registered under the 1933 Act, or under any state or blue sky laws, and the Warrants may not be exercised unless the Warrants and the shares issuable upon the exercise of the Warrants have been registered under the 1933 Act and any applicable state or blue sky laws or exemptions from the registration requirements under the 1933 Act and any applicable state or blue sky laws are available.

         (c) Transfer of Warrants. The Warrants shall be transferrable only on the books of the Company maintained at the Company's principal office upon delivery of the Certificate with a form of assignment attached thereto duly completed and signed by Banc Stock (or any subsequent registered holder of the Warrants) or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer.

         (d) Exchange and Replacement of Certificate; Loss or Mutilation of Certificate.

               (i) The Certificate is exchangeable without expense, upon the surrender thereof by the holder thereof at the principal office of the Company for a new certificate of like tenor and date representing in the aggregate the right to purchase the same number of shares in such denomination as shall be designated by the holder thereof at the time of such surrender.

               (ii) Upon receipt by the Company of evidence reasonably
                    satisfactory to it of the loss, theft, destruction or mutilation of the Certificate and, in case of such loss, theft or destruction of indemnity and security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Certificate, if mutilated, the Company will make and deliver a new Certificate of like tenor, in lieu thereof.

         (e) Subdivision and Combination. In the event that the Company shall at any time after the initial issuance date of the Warrants and before the exercise or expiration of all the Warrants, subdivide or combine the outstanding shares of Common Stock or declare a dividend consisting solely of shares of Common Stock, the Purchase Price (as defined in the Certificate) shall forthwith be proportionately (based on the change in the fully-diluted number of shares of Common stock outstanding assuming the grant of all available options under then existing stock option plans, and the exercise and conversion of all outstanding options, warrants and convertible securities immediately before such subdivision or combination) decreased in the case of a subdivision or increased in the case of a combination.

         (f) Adjustment in Number of Shares. (i) Upon each adjustment of the Purchase Price pursuant to the provisions of this Section 0, the number of shares issuable upon the exercise of the Warrants held of record by the holder thereof shall be adjusted to the nearest full share by multiplying a number equal to the Purchase Price in effect immediately prior to such adjustment by the number of shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price. (ii) On the happening of an event requiring an alteration or adjustment of the shares purchasable upon exercise of the Warrants, or an alteration or adjustment of their number of designation, the Company shall give written notice to the registered holder or holders of the Warrants stating the adjusted number, designation and kind of securities or other property obtainable upon exercise of the Warrants as a result of and following the event. The notice shall set forth in reasonable detail the method of calculation determining the securities or property obtainable after the event, and the facts upon which the calculation is based. The Company's Board of Directors, acting in good faith, shall determine the calculation.

         (g) Adjustment for Reclassification, Consolidation, Merger, Sale or Conveyance.

               (i) In the event of any reclassification or change in the kind of the outstanding shares of Common Stock into different securities (other than a change in the number of outstanding shares or a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the event of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change in the kind of the outstanding shares of Common stock into different securities, except a change as a result of a subdivision or combination of such shares or a change in the number of outstanding shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or substantially all of the assets of the Company, or in the event of a statutory share exchange pursuant to which outstanding shares of Common Stock are exchanged for different securities, after the initial issuance date of the Warrants and before the Expiration Date (as defined in the Certificate), the holder thereof shall thereafter have the right to convert into and to purchase the kind and respective number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, statutory share exchange, sale or conveyance as if the holder thereof were the owner of the shares underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants, and (y) the Purchase Price, both as in effect immediately prior to the record date for such reclassification, change, consolidation, merger, statutory share exchange, sale or conveyance.

               (ii) Appropriate provisions shall be made in connection with any reorganization, reclassification, consolidation, merger, share exchange or sale or conveyance of assets with respect to the rights and interests of Banc Stock (or any subsequent registered holder of the Warrants) to the end that the provisions of this Section 0 (including, without limitation, the provisions for adjustments of the Purchase Price and the number of shares purchasable on exercise of the Warrants) shall immediately after the transaction be applicable as nearly as possible to any shares of stock, securities or assets deliverable immediately after the transaction upon the exercise of the Warrants. The Company shall not effect any consolidation, merger, share exchange or sale or conveyance of assets unless, prior to the consummation of the transaction, the successor corporation (if other than the Company) resulting from the consolidation, merger or share exchange, or the corporation purchasing the assets, assumes by written instrument executed and delivered to Banc Stock (or each subsequent registered holder of the Warrants) the obligation to deliver thereto the shares of stock, securities or assets in accordance with the foregoing provisions that Banc Stock (or each subsequent registered holder of the Warrants) may be entitled to purchase.

         (h) Dissolution. In the event that a voluntary or involuntary dissolution, liquidation or winding up of the Company (other than in connection with a merger where the Company is the surviving corporation, or a merger or consolidation with or into another corporation or a sale or lease of all or substantially all of the assets of the Company) is at any time proposed during the term of the Warrants, the Company shall give written notice to the registered holder or holders of the Warrants at least thirty (30) days prior to the record date of the proposed transaction. The notice must contain: (i) the date on which the transaction is to take place; (ii) the record date (which must be at least thirty (30) days after the giving of the notice) as of which holders of the common stock are entitled to receive distributions as a result of the transaction shall be determined; (iii) a brief description of the transaction
(iv) a brief description of the distributions, if any to be made to holders of the common stock as a result of the transaction; and (v) an estimate of the fair market value of the distributions.

         (i) Reservation of Stock. While the Warrants are exercisable, the Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock that may be issued upon exercise of the Warrants shall, upon issuance, be duly and validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the purchase and the issuance of such shares.

         SECTION 6. INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company will indemnify and hold harmless Banc Stock (including officers, directors, employees and agents thereof or an affiliate) and each person, if any, who controls Banc Stock within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys'
fees), to which it or such controlling person may become subject under the 1933 Act, the 1934 Act or insofar as such losses, claims, damages or liabilities in respect thereof arise out of or are based upon any breach of any warranty or covenant of the Company herein contained or by reason of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse Banc Stock for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by Banc Stock expressly for use therein. In addition to its other obligations under this Section 0, the Company agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 0, it will reimburse Banc Stock on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse Banc Stock for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to Banc Stock within thirty (30) days of a request for reimbursement shall bear interest at the prime rate (or reference rate or other commercial lending rate for borrowers of the highest credit standing) published from time to time by The Wall Street Journal (the "Prime Rate") from the date of such request. The Company will not, without the prior written consent of Banc Stock, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not Banc Stock is a party to such action or claim), unless such settlement, compromise or consent includes an unconditional release of Banc Stock from all liability arising out of such action or claim (or related cause of action or portion thereof).

         The indemnity agreement in this Section 0 shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls Banc Stock within the meaning of the 1933 Act or the 1934 Act to the same extent as such agreement applies to Banc Stock and shall be in addition to any liabilities that the Company may otherwise have.

         (b) Banc Stock will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to its other obligations under this Section 0, Banc Stock agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 0, it will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of its obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities that Banc Stock may otherwise have.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; no indemnification provided for in Section 0 or 0 shall be available to any party who shall fail to give notice as provided in this Section 0 if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under Section 0. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, except that if the indemnified party has been advised by counsel in writing that there are one (1) or more defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, then the indemnified party shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel for the indemnified party shall be paid by the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Section 0 and 5(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the National Association of Securities Dealers, Inc. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 0 and 0 hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the provisions of Sections 0 and 0.

         (e) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 0 is for any reason judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the right of appeal) to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company on the one hand, and Banc Stock on the other shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and Banc Stock, as incurred, in such proportions that (i) Banc Stock is responsible pro rata for that portion represented by the commission percentage appearing on the cover page of the Prospectus bears to the initial public offering price (before deducting expenses) appearing thereon, and (ii) the Company is responsible for the balance, provided, however, that no person guilty of fraudulent misrepresentations (within the meaning of Section 12(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; provided, further, that if the allocation provided above is not permitted by applicable law, the Company, on the one hand and Banc Stock on the other shall contribute to the aggregate losses in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand, and Banc Stock on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company on the one hand, or by Banc Stock on the other hand, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Banc Stock agree that it would not be just and equitable if contributions pursuant to this Section 0 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 0. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending such action or claim.

         SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The representations, warranties, indemnities, agreements and other statements of the Company or their respective officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect will survive the termination of this Agreement.

         SECTION 8. EFFECTIVE DATE OF AGREEMENT AND TERMINATION.

         This Agreement shall become effective immediately and may be terminated only as follows:

         (a) In the event that the minimum number of Shares are not sold by the Expiration Date as described in Section 0 hereof.

         (b) This Agreement may be terminated by Banc Stock by notice to the Company in the event that the Company shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by Banc Stock in writing.

         (c) This Agreement may be terminated by Banc Stock by notice to the Company if Banc Stock believes in its sole judgment that any adverse changes have occurred in the management of the Company, that material adverse changes have occurred in the financial condition, prospects or obligations of the Company or if the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as, in the sole judgment of Bank Stock, may interfere materially with the conduct of the Company's business and operations regardless of whether or not such loss shall have been insured.

         (d) This Agreement may be terminated by Banc Stock by notice to the Company at any time if, in the sole judgment of Banc Stock, payment for and delivery of the Shares is rendered impracticable or inadvisable because (i) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon the trading in securities generally, or minimum or maximum prices shall have been generally established on the New York or American Stock Exchange or the over-the-counter market, or trading in securities generally on either such Exchange or over-the-counter market shall have been suspended, or a general moratorium shall have been established by federal or state authorities, or (ii) a war or other national calamity shall have occurred, or (iii) substantial and material changes in the condition of the market (either generally or with reference to the sale of the Shares to be offered hereby) beyond normal fluctuations are such that it would be undesirable, impracticable or inadvisable in the sole judgment of Banc Stock to proceed with this Agreement or with the public offering, (iv) the DOC Order, the FDIC Order, or the Federal Reserve Board Approval shall have been withdrawn or materially altered, or notice shall have been received to the effect that any such approvals will not be received, or if received, will be subject to conditions that the Company would not be able to fulfill in a reasonable time in Banc Stock's opinion, or (v) of any matter materially adversely affecting the Company.

         (e) In the event any action or proceeding shall be instituted or threatened against Banc Stock, either in any court of competent jurisdiction, before the Commission or any state securities commission concerning its activities as a broker or dealer that would prevent Banc Stock from acting as such, at any time prior to the effective date hereunder, or in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of Banc Stock's assets or if Banc Stock makes an assignment for the benefit of creditors, the Company shall have the right on three (3) days' written notice to Banc Stock to terminate this Agreement.

         (f) Any termination of this Agreement pursuant to this Section 0 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party thereto, except that in such event the Company will be responsible for Banc Stock's accountable expenses, which shall include, but are not limited to, Banc Stock's counsel fees, consultants' fees, entertainment expenses, travel expenses, postage expenses, office costs, advertising costs, clerical costs, due diligence meeting expenses, duplication expenses, long-distance telephone expenses, and general and administrative expenses incurred in connection with the Offering whether or not the sale of the Shares by the Company is consummated.

         SECTION 9. NOTICES.

         All notices or communications required or permitted hereunder shall be in writing and shall be mailed or delivered as follows:

         If to the Company:         Northern Star Financial, Inc.
                                    410 Jackson Street, Suite 510
                                    Mankato, Minnesota 56001
                                    Attention:  Thomas Stienessen

         With a Copy to:            Fredrickson & Byron, P.A.
                                    1100 International Centre
                                    900 Second Avenue South
                                    Minneapolis, MN  55402
                                    Attention:  Robert B. Whitlock


         If to Banc Stock:          Banc Stock Financial Services, Inc.
                                    1105 Schrock Road, Suite 437
                                    Columbus, Ohio  43229
                                    Attention:  Anthony J. Reilly

         With a Copy to:            Howard & Howard Attorneys, P.C.
                                    The Creve Coeur Building
                                    Suite 200
                                    321 Liberty Street
                                    Peoria, IL  61602-1403
                                    Attention:  Theodore L. Eissfeldt

         SECTION 10. MISCELLANEOUS. This Agreement contains and constitutes the entire agreement between the parties hereto and supersedes all prior written or oral and all contemporaneous agreements or negotiations with respect to the subject matter hereof. The Agreement may only be amended, modified or waived in writing signed by both parties hereto.

         SECTION 11. GOVERNING LAW AND TIME. This Agreement shall be governed by the laws of the State of Ohio without reference to the conflict of law provisions thereof. Specified time of the day refers to United States Eastern Standard Time. Time shall be of the essence of this Agreement.

         SECTION 12. COUNTERPARTS. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and Banc Stock in accordance with its terms.

                                            Very truly yours,

                                            NORTHERN STAR FINANCIAL, INC.


                                            By: ________________________________
                                                Name:  Thomas Stienessen

                                            Title: President

Confirmed and accepted as of
the date first above written:

BANC STOCK FINANCIAL SERVICES. INC.


By: ______________________________
     Name:  Anthony J. Reilly
Title: President

                                LIST OF EXHIBITS
                                ----------------


Exhibit A                  Warrant Certificate

Exhibit B                  Escrow Agreement

Exhibit C                  Company Directed Shares

Exhibit D                  States

                                                                       EXHIBIT D
                                                                       ---------


                                     STATES
                                     ------

                                     Florida

                                    Illinois

                                      Iowa

                                    Minnesota

                                      Ohio

                                  Pennsylvania